                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   July 16, 1997
                                                    -------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                          0-6533                  87-0277826
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(State or other jurisdiction of          (Commission    (I.R.S. Employer Identification No.)
  incorporation or organization)          File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                  02116
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(Address of principal executive offices)                              Zip Code


Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.     Other Events.
            -------------

Boston Life Sciences, Inc. announced that its anti-angiogenic product, Troponin I, apparently caused regression of blood vessels in a rat model of corneal neovascularization, and that the Company has therefore initiated its full-scale preclinical development program for ophthalmic indications. In this model, the corneas of rats were damaged in order to simulate a clinical ulcer or injury, and the animals were then treated with topical eye drops containing Troponin I. After four weeks, the treated animals had substantially less vascularization of their corneas as compared to control animals.

The Company indicated that in this relatively severe physiologic model of corneal damage, Troponin eye drops seemed to produce regression of new blood vessels. As a result, the Company expects to expand its preclinical development program to include potential ophthalmic indications for this product. BLSI will now look at additional animal models of corneal and retinal neovascularization to work on clarifying dosing and formulation issues. The Company believes that the potential market for an effective anti-angiogenic compound to treat corneal and diabetic retinal diseases is substantial.

BLSI is engaged in the research and development of novel treatments for cancer, autoimmune diseases, and central nervous system disorders.


Item 7.     Exhibits.
            --------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1      Press Release, dated July 16, 1997.
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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                    BOSTON LIFE SCIENCES, INC.

Dated:  July 22, 1997               By:/s/ Joseph Hernon
                                       -----------------
                                           Joseph Hernon
                                           Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                           Page
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99.1        Press Release, dated July 16, 1997         5